SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 15, 2005

S3 INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-28767	33-0906297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Suite 202 Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-3618

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On September 15, 2005, the Company accepted the resignation from Dennis Keating as a member of the Board of Directors, Audit Committee and Investment Committee effective immediately.

The Board of Directors currently has not appointed any new members to fill these vacancies created by the resignation of Mr. Keating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3 INVESTMENT COMPANY, INC.

September 21, 2005	/s/ Chris Bickel
Date	Chris Bickel Chief Executive Officer

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